As filed with the U.S. Securities and Exchange Commission on May 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3846992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11225 North Community House Road

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan

Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan

Brighthouse Financial, Inc. Employee Stock Purchase Plan

(Full titles of the plans)

Christine M. DeBiase, Esq.

Executive Vice President, Chief Administrative Officer and General Counsel

Brighthouse Financial, Inc.

11225 North Community House Road

Charlotte, North Carolina 28277

(980) 365-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock ($0.01 par value per share) (under the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan)	7,000,000	$47.31	$331,170,000	$41,230.67
Common Stock ($0.01 par value per share) (under the Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan)	400,000	$47.31	$18,924,000	$2,356.04
Common Stock ($0.01 par value per share) (under the Brighthouse Financial, Inc. Employee Stock Purchase Plan)	600,000	$47.31	$28,386,000	$3,534.06
TOTAL	8,000,000		$378,480,000	$47,120.77

(1)	This registration statement covers shares of common stock, par value $0.01 per share (“Common Stock”), of Brighthouse Financial, Inc. (the “Company”) reserved for issuance under (i) the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan (the “Employee Plan”), (ii) the Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan (the “Director Plan”) and (iii) the Brighthouse Financial, Inc. Employee Stock Purchase Plan, as amended (the “ESPP,” and together with the Employee Plan and the Director Plan, the “Plans”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s Common Stock that become issuable pursuant to terms designed to prevent dilution under any of the Plans from stock dividends, stock splits, recapitalizations or other similar events.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Company’s Common Stock reported by The Nasdaq Stock Market LLC on May 18, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plans as required by Rule 428(b).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018 (Commission File No. 001-37905);

(b)	The Company’s Quarterly Report on Form 10-Q (Commission File No. 001-37905) for the quarterly period ended March 31, 2018, filed with the Commission on May 9, 2018;

(c)	The Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2018 (Commission File No. 001-37905); and

(d)	The description of the Company’s Common Stock contained in the Preliminary Information Statement, filed as Exhibit 99.1 to Amendment No. 5 to the Company’s Registration Statement on Form 10, filed on June 30, 2017 (Commission File No. 001-37905), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement; provided, however, that the Company is not incorporating by reference any information furnished under Items 2.02 or Item 7.01 in any Current Report on Form 8-K. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities which may be issued by the Company pursuant to the Plans will be passed upon for the Company by Bruce Schindler, Head of General Corporate Law and Associate General Counsel of Brighthouse Services, LLC (“Brighthouse Services”), who has acted as counsel for the Company. Brighthouse Services is an indirect, wholly-owned subsidiary of the Company. Mr. Schindler is paid a salary by Brighthouse Services, is a participant in various employee benefit plans offered by the Company and its affiliates to employees generally, is paid equity-based compensation in accordance with the compensation programs of the Company and its affiliates, and owns shares of the Company’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation contains such a provision.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL permits a Delaware corporation to advance litigation expenses, including attorneys’ fees, incurred by present and former directors and officers prior to the final disposition of the relevant proceedings. The advancement of expenses to a present director or officer is conditioned upon receipt of an undertaking by or on behalf of such director or officer to repay the advancement if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. Advancement to former officers and directors may be conditioned upon such terms and conditions, if any, as the corporation may deem appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

The Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws authorize the Company to indemnify its directors and officers to the fullest extent permitted by law.

The foregoing summaries are necessarily subject to the complete text of the DGCL and the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Brighthouse Financial, Inc., is incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed on August 15, 2017 (File No. 001-37905).

4.2	Amended and Restated Bylaws of Brighthouse Financial, Inc., is incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed on August 15, 2017 (File No. 001-37905).

4.3#	Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on May 24, 2018 (File No. 001-37905).

4.4#	Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan is incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed on May 24, 2018 (File No. 001-37905).

4.5#*	Brighthouse Financial, Inc. Employee Stock Purchase Plan.

4.6#*	Amendment Number One to the Brighthouse Financial, Inc. Employee Stock Purchase Plan.

5.1*	Opinion of Bruce Schindler, Esq., Head of General Corporate Law and Associate General Counsel of Brighthouse Services, LLC.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Bruce Schindler, Esq. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

*	Filed herewith
#	Denotes management contracts or compensation plans or arrangements

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 24, 2018.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Executive Vice President, Chief Administrative Officer and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Christine M. DeBiase, D. Burt Arrington and Bruce Schindler, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric T. Steigerwalt Eric T. Steigerwalt	Director, President and Chief Executive Officer (Principal Executive Officer)	May 24, 2018

/s/ Anant Bhalla Anant Bhalla	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2018

/s/ Lynn A. Dumais Lynn A. Dumais	Chief Accounting Officer (Principal Accounting Officer)	May 24, 2018

/s/ Irene Chang Britt Irene Chang Britt	Director	May 24, 2018

/s/ C. Edward Chaplin C. Edward Chaplin	Chairman of the Board of Directors	May 24, 2018

/s/ John D. McCallion John D. McCallion	Director	May 24, 2018

/s/ Diane E. Offereins Diane E. Offereins	Director	May 24, 2018

/s/ Patrick J. Shouvlin Patrick J. Shouvlin	Director	May 24, 2018

/s/ William F. Wallace William F. Wallace	Director	May 24, 2018

Signature	Title	Date

/s/ Paul M. Wetzel Paul M. Wetzel	Director	May 24, 2018